Exhibit 10.4

March 7, 2007

The Investors described below
Platinum Advisors, LLC, as Agent
152 West 57th Street
New York, New York 10019

Re:	Proposed Loan and Security Agreement with NaturalNano, Inc.

Ladies and Gentlemen:

The undersigned Technology Innovations, llc, a stockholder of NaturalNano, Inc., a Nevada corporation (the “Company”), understands that, pursuant to a Loan and Security Agreement (the “Agreement”) dated the date of this letter, among the Company, NaturalNano Research, Inc., the Company’s wholly-owned subsidiary, the Investors named therein (the “Investors”), and Platinum Advisers llc, as agent (the “Agent”), the Company is issuing to the Investors its 8% Senior Secured Convertible Notes in the principal amount of $3,347,500 (the “Notes”) and Common Stock Purchase Warrants for the purchase of an aggregate of 25,106,253 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) (together, the “Securities”). In recognition of the benefit that such a purchase will confer upon the undersigned as a major stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Investors and the Agent that, during a period of two years from the date of the Agreement (the "Lock-Up Period"), the undersigned will not, without the prior written consent of the Agent, directly or indirectly and except as provided below: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer (a “Transfer”) any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may Transfer the Lock-Up Securities during the Lock-Up Period, provided that, in any such case it shall be a condition to such Transfer (other than a Transfer described in clauses (ii) and (iii) below) that the transferee execute and deliver to the Agent an agreement stating that the transferee is receiving and holding the Lock-Up Securities and any shares of Common Stock issuable upon the conversion, exercise or exchange of any Lock-Up Securities, subject to the provisions of this Agreement, that there shall be no further Transfer of such Lock-Up Securities or any shares of Common Stock issuable upon the conversion, exercise or exchange of any Lock-Up Securities, except in accordance with this Agreement:

(i)	as a bona fide gift or gifts to an educational, charitable, religious or other not-for-profit entity; or

(ii)	in dispositions of shares of Common Stock to the Company; or

(iii)
to the persons and entities identified on Exhibit A attached hereto, in the amounts and at the prices set forth opposite the names of such persons and entities on said Exhibit A, pursuant to contractual obligations in effect on the date hereof, it being understood that the undersigned in an affiliate of the Company and, pursuant to Rule 144, the holding period of such named transferees will start with their acquisition of shares from the undersigned; or

(iv)	in a private transaction;

Further, after the first anniversary of the closing date under the Agreement, the undersigned and its transferees may also Transfer such Lock-Up Securities, if, and only if, on the date of such Transfer, shares of the Common Stock (x) are traded on the OTC Bulletin Board or the Nasdaq Stock Market or the New York or American Stock Exchange and (y) shall have traded at price of $0.50 per share or greater (as reported by Bloomberg L.P. or, if the Common Stock is then traded on the Nasdaq Stock Market or the New York or American Stock Exchange, as reported by such market or exchange); provided, however, that in the event that the registration statement required by the Agreement and the registration rights agreement executed pursuant to the Agreement has not been declared effective (or, having been declared effective, in no longer current and effective) twelve months from the closing date, the period referred to in the preceding sentence shall be 13 months from the closing date instead of the first anniversary of the closing date.

The undersigned further agrees that, during the Lock-Up Period, the undersigned will not and will not permit any permitted transferee, without the prior written consent of the Agent and Investors holding, in the aggregate, Notes representing at least 75% of the principal amount then outstanding under all of the Notes, make any demand for, or exercise any right with respect to, the registration under the Securities Act of 1933 of any Lock-Up Securities or any shares of Common Stock issuable upon the conversion, exercise or exchange of any Lock-Up Securities. For purpose of computing the 75% of the principal amount of the Notes, if any Investor shall have converted the Notes and shall not have sold the underlying shares pursuant to an effective registration statement, the Notes upon conversion of which the shares of common stock were issued shall be deemed to be outstanding.

Very truly yours,

Technology Innovations, llc

By:	/s/ Michael L. Weiner
Michael L. Weiner, Manager

Exhibit A

Option Holder	Number of Shares	Price per Share

Xinhua Financial Network	728,155	$3.00

Xinhua Financial Network	2,000,000	$4.00

Michael Duffy	2,600,000	$0.10

James McCarthy	100,000	$0.10